Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

El Pollo Loco Holdings, Inc.

Costa Mesa, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 8, 2024, relating to the consolidated financial statements and the effectiveness of El Pollo Loco Holdings, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2023.

/s/ BDO USA, P.C.

Costa Mesa, California

May 29, 2024